UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, Pavilion Bancorp, Inc. (the “Company”) and First Defiance Financial Corp. (“First Defiance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will merge with and into First Defiance, with First Defiance as the surviving corporation (the “Merger”). Immediately after the Merger, the Bank of Lenawee, the wholly owned subsidiary of the Company, will be consolidated with and into First Federal Bank of the Midwest, a wholly owned subsidiary of First Defiance. Pursuant to the terms of the Merger Agreement, the Company’s shareholders will receive a combination of $37.50 in cash and 1.4209 shares of First Defiance common stock for each outstanding share of the Company. The total value of the transaction is approximately $55.7 million based on the October 2, 2007 closing value of First Defiance common stock.

The Merger Agreement contains customary representations, warranties and covenants of the Company and First Defiance, including, among others, the Company’s covenant to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the completion of the Merger and not to engage in certain transactions during such period without the consent of First Defiance in writing.

The anticipated acquisition is subject to approval by the Company’s shareholders, receipt of appropriate regulatory approvals, and certain other closing conditions. Subject to the terms and conditions of the Merger Agreement, the transaction is expected to be completed late in the first quarter of 2008.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference in this Current Report.

First Defiance will be filing a Registration Statement on Form S-4 concerning the Merger with the SEC, which will include the joint prospectus/proxy statement that will be mailed to the Company’s shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge from the Secretary of the Company at 135 East Maumee Street, Adrian, Michigan. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of the Company are also available free of charge from the Company by contacting the corporate secretary.

The Company, First Defiance, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. Additional information about the directors and executive officers of the Company may be obtained through the SEC’s website from the definitive proxy statement filed by the Company with the SEC on March 20, 2007.   Additional information about the directors and executive officers of First Defiance may be obtained through the SEC’s website from the definitive proxy statement filed by First Defiance with the SEC on March 20, 2007.  Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the joint prospectus/proxy statement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 4, 2007	PAVILION BANCORP, INC. (Registrant) By: /s/ Mark D. Wolfe —————————————— Mark D. Wolfe Chief Financial Officer